                                                                   EXHIBIT 10.28




                            STANDARD LEASE AGREEMENT



                                     between



                                  SINV II, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY



                                   as Landlord



                                       and



                        SOURCE-HUCK STORE FIXTURE COMPANY
                             A DELAWARE CORPORATION



                                    as Tenant





                                October 31, 2001

                            STANDARD LEASE AGREEMENT

                  THIS STANDARD LEASE AGREEMENT ("Lease") is made, entered into and effective this 31st day of October 2001 by and between SINV II, LLC, a Delaware limited liability company ("Landlord"), and SOURCE-HUCK STORE FIXTURE COMPANY, a Delaware corporation ("Tenant").

                       SUMMARY OF BASIC LEASE INFORMATION

1.       Landlord:               SINV II, LLC
                                 c/o Bentley Forbes
                                 2049 Century Park East, Suite 2150
                                 Los Angeles, California 90067
                                 Attn: MaryBeth Heydt
                                 Telephone: (310) 282-8000
                                 Facsimile: (310) 282-8585
                                 E-Mail: marybeth@bentleyforbes.com

2.       Tenant:                 Source-Huck Store Fixture Company
                                 c/o The Source Information Management Company
                                 Two City Place Drive, Suite 380
                                 St. Louis, Missouri 63141
                                 Attn.: W. Brian Rodgers
                                 Telephone (314) 995-9040
                                 Facsimile: (314) 995-9122
                                 E-Mail: brodgers@sorc-info.com

3.       Property:               961 Fairview
                                 Carson City, Nevada 89701

4.       Primary Term:

         a.    Length of Primary Term:   20 years, subject to termination right
                                         at the end of 180th month

         b.    Commencement Date:        October 31, 2001

         c.    Expiration Date:          October 31, 2021

5.       Basic Rent:

         Period During                              Annualized Basic               Monthly Installment
         Primary Lease Term                               Rent                        of Basic Rent
         ----------------------------------- -------------------------------- -------------------------------
         3 years                                       $13,306.00                       $10,858.83
         ----------------------------------- -------------------------------- -------------------------------
         Increases every three years based
         on CPI

6.       Security Deposit:          None

7.       Option to Extend:          five (5) options to extend for five
                                    (5) years each.

8.       Permitted Use:             As provided in Section 1.4

9.       Address for Payment:       Wire Instructions for Escrow Agent in
                                    accordance with Escrow Agreement.

                            STANDARD LEASE PROVISIONS

ARTICLE 1. PROPERTY.

           1.1 DESCRIPTION OF THE PROPERTY. The Property consists of one tract of land located in Carson City, Nevada as more particularly described on EXHIBIT A (the land described above, together with all rights, interests, easements, rights of way and appurtenances related thereto, shall be referred to as the "Land"); and (ii) the building and any other improvements existing or to be constructed on the Land, together with all fixtures and equipment therein owned by Landlord and used in the operation of the same (the "Improvements").

           1.2 DEMISE OF THE PROPERTY. On all of the terms and conditions of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Property.

           1.3 CONDITION OF THE PROPERTY. Landlord acquired the Property on the Commencement Date and for the period of at least two (2) years prior to the Commencement Date, Tenant owned, occupied and operated the Property.

           Tenant represents that it has examined the title of the Property, the physical condition of the Property, environmental studies and reports of the Property, and the economic feasibility of conducting Tenant's business in and from the Property. Tenant has determined that the same are satisfactory to Tenant, and Tenant accepts the Property on an "AS-IS, WHERE-IS" basis, subject to (a) the rights of any parties in possession and the existing state of the title as of the Commencement Date, (b) any state of facts which an accurate survey or physical inspection of the Property might show, (c) all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the condition of any buildings, structures and other improvements located on the Property, without representation or warranty by Landlord.

           TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION. IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT.

           Landlord shall not be obligated to provide or pay for any improvement work or services related to the Property. Tenant acknowledges that the Property is of its selection and to its specifications, and that the Property has been inspected by Tenant and is satisfactory to it. In the event of any defect or deficiency in any of the Property of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort).

           1.4 USE OF THE PROPERTY.

               1.4.1 Tenant is currently operating the Premises for the purpose of operating a warehouse/distribution/manufacturing center and may use and operate it for any lawful purpose ("Intended Use"). Tenant agrees to remain open for business and to operate the Intended Use in all or substantially all of the Premises during the Term. Notwithstanding the foregoing, in no event shall the Premises be used for or associated with a pornographic shop, adult book store, or massage parlor or any change from current usage which would (i) have a material adverse effect-on-the value of the Premises, (ii) increase (when compared to the Intended Use) the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of any Environmental Laws (hereinafter defined in Section 4.5), or (iii) result in or give rise to any material environmental deterioration or degradation of the Premises, including without limitation, mining or the removal of oil, gas or minerals. Tenant shall not create or suffer to exist any public or private nuisance, hazardous or illegal condition or waste on or with respect to the Premises. Tenant shall not use, occupy or permit any of the Premises to be used or occupied, nor do or permit anything to be done in or on any of the Premises, in a manner which would
(A) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Premises, or (B) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (C) impair Landlord's title to the Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises or any portion thereof. Except as set forth herein and specifically authorized by this Lease, no action by Landlord shall be construed to mean that Landlord has granted to Tenant any authority to do any act or make any agreement that may create any such third party or public right, title, interest, lien, charge or other encumbrance upon the estate of the Landlord in the Premises.

               1.4.2 Tenant shall not conduct its business operation in the Property unless and until (and only during such time as) all necessary certificates of occupancy, permits, licenses and consents from any and all appropriate governmental authorities have been obtained by Tenant and are in full force and effect.

               1.4.3 Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Property shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions affecting the Property.

ARTICLE 2. TERM.

           2.1 PRIMARY TERM. On the terms and condition of this Lease, Tenant shall have and hold the Property for the Primary Term described in the Summary of Basic Lease Information unless this Lease is sooner terminated as expressly provided herein. The phrase "term of this Lease' or `term hereof' means the Primary Term, plus any Option Terms (defined below) with respect to which the right has been exercised. The term "Lease Year" shall mean such successive period of twelve (12) consecutive calendar months commencing on the Commencement Date.

           2.2 OPTION TERM.

               2.2.1 OPTION RIGHT. Landlord grants the tenant named in this Lease or any permitted assignee or sublessee pursuant to Section 8.8 (the "Original Tenant") five (5) options (the "Options" or a "Option") to extend the term of the Lease for the period of five (5) years each (each, an "Option Term"). Each Option shall be exercisable only by written notice delivered-by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, there is not a continuing Event of Default hereunder, and there has not previously been an Event of Default beyond any applicable notice and cure period more than twice. Upon the proper exercise of an Option, and provided that, as of the end of the Primary Term or applicable Option Term, there is not a continuing Event of Default under the

Lease and there has not previously been an Event of Default beyond any applicable notice and cure period under this Lease more than twice, the term of this Lease shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant and permitted assignee pursuant to Section 8.8 and may only be exercised only if the Original Tenant or permitted assignee pursuant to Section 8.8 occupies the entire Property.

               2.2.2 OPTION RENT. The Basic Rent payable during each Option Term (the "Option Rent") shall be equal to ninety percent (90%) of the Fair Rental Value, but in no event less than 60% of the current Basic Rent.

               2.2.3 EXERCISE OF OPTIONS. The Options contained in this Section
2.2 shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than twelve (12) months nor less than six (6) months prior to the expiration of the Primary Term or current Option Term, stating that Tenant is irrevocably exercising the Option to extend the Primary Term or the Option Term.

               2.2.4 NON-EXERCISE OF OPTIONS. If Tenant does not exercise an Option in a timely manner, the Option (and any remaining future Options), shall all automatically expire. Landlord then shall have the right during the remainder of the Primary Term or current Option Term to advertise the availability of the Property for sale or reletting and to erect upon the Property signs appropriate for the purpose of indicating such availability; provided, that such signs do not unreasonably interfere with the use of the Property by Tenant.

               2.2.5 PURCHASE OPTION. Provided that Tenant is not in default, Tenant shall have the option to purchase the Property at the expiration of the Primary Term (including any early termination pursuant to Section 2.2.6) or any Option Term by delivering written notice to Landlord of Tenant's irrevocable exercise of such purchase option prior to 6 months prior to such expiration. If Tenant exercises the purchase option other than in connection with the cancellation of the Lease pursuant to Section 2.2.6., the purchase price will be 90% of the Fair Market Value. If Tenant exercises the purchase option in connection with the cancellation of the Lease pursuant to Section 2.2.6, the purchase price will be the greater of the (i) Fair Market Value of the Property or (ii) $1,293,871.74. The purchase price for the Property will be payable in cash at closing, which shall occur within five (5) days prior to the expiration of the current term of the Lease. At closing, Landlord will convey the Property by special warranty deed (or local equivalent thereof), subject to no liens, charges or encumbrances other than any matters affecting title existing when Landlord acquired the Property (excluding any encumbrances created by Landlord), any matters affecting title created under or agreed to by Tenant, liens for taxes and other assessments which are the responsibility of Tenant hereunder, and zoning and other similar matters imposed by governmental bodies. Tenant shall be responsible for all closing costs (including transfer taxes) and shall assume all obligation for real property taxes. Tenant shall receive a credit against the purchase price for the principal and interest outstanding on the Note as of the date of Closing (unless such amount has already been applied pursuant to Section 2.2.6).

               2.2.6 CANCELLATION OPTION. Tenant shall have the option to cancel the Lease on the last day of the 180th month of the Primary Term ("Cancellation Date") by delivering written notice to Landlord of its irrevocable election to cancel the Lease on or before the last day of the 162nd month of the Primary Term. If Tenant exercises its option to cancel the Lease, it shall pay Landlord a cancellation fee on the Cancellation Date equal to the greater of (i) 50% of the annual Basic Rent for the Lease Year in which the Cancellation Date occurs, or (ii) the principal and interest outstanding on the Note as of the date of Closing (treating the Cancellation Date as if it was a Closing as defined in the Note.)

ARTICLE 3. RENT.

               3.1.1 INITIAL THREE YEARS OF PRIMARY TERM. Tenant covenants to pay to Landlord, during the initial three (3) years of the Primary Term of this Lease, monthly in advance the amount of Basic Rent set forth in the Summary of Basic Lease Provisions. Tenant unconditionally and irrevocably agrees to pay the Basic Rent by wire transfer of Federal Funds on the first day of each month ("Basic Rent Payment Date") directed to the address, entity, location or lockbox set forth in the Summary of Basic Lease Provisions. Landlord may change the address, entity, location or lockbox for the payment of Rent by providing written notice of such change to Tenant. If the Commencement Date is other than the first day of a month, Tenant shall pay landlord a pro-rated portion of the initial month's Basic Rent; Basic Rent for the month including the Termination Date will be pro rated if the Termination Date does not fall on the last day of the month.

               3.1.2 CPI ADJUSTMENT. Effective the first day of the fourth year of the Primary Term ("First Rent Adjustment Date"), and on every three-year anniversary of the First Rent Adjustment Date during the Primary Term, Basic Rent shall be increased by any increase in the Consumer Price Index expressed as a percentage from the Commencement Date through the date of adjustment (the "CPI Change"), but in no event shall such adjustment exceed the Estimated Change (as defined in Section 3.1.3 below). The CPI Change shall be applied to the Basic Rent. The "Consumer Price Index" means the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, United States City Average, all items (1982-1984=100). If such index is no longer published, then Landlord shall designate a successor or replacement nationally recognized index of substantially equivalent reliability and objectivity. The Consumer Price Index in effect for any given adjustment date shall be deemed to or refer to the Consumer Price Index last published before such date. The parties agree that the Consumer Price Index as of the Commencement Date for these purposes is 178.3.

               3.1.3 INITIAL ADJUSTMENT. Commencing on each such adjustment date described in Section 3.1.2, the Basic Rent shall be automatically increased, such increase to equal the product of three percent (3.0%) multiplied by the number of Lease Years which have elapsed from the Commencement Date through the subject adjustment date, as an estimate of the actual change in effect as set forth in Section 3.1.2 above ("Estimated Change"). The Estimated Change shall be applied to the amount of the Basic Rent. As soon as practicable following the subject adjustment date, the actual change in the Consumer Price Index as calculated in Section 3.1.2 shall be determined and reconciled with the Estimated Change. In the event the Estimated Change has resulted in Lessee paying excessive Basic Rent, then such excess shall be paid by Lessor to Lessee or credited to future Basic Rent, at the option of Landlord.

           3.2 ADDITIONAL RENT. Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent (as defined below), all other amounts and obligations, which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge Additional Rent. Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of nonpayment of Basic Rent. As used in this Lease, the term "Additional Rent" shall mean all amounts and obligations, which Tenant assumes or agrees to pay or discharge pursuant to this Lease, including without limitation, all fines, penalties, interest and costs that may be added by the party to whom such payment is due for nonpayment or late payment thereof.

           Tenant acknowledges that the Property and any income derived therefrom is Landlord's sole asset. The rents to be paid by Tenant to Landlord under this Lease will be used by Landlord to, among other things, satisfy Landlord's obligations under the loan documents evidencing financing on the Property. It is, therefore, the parties' objective to provide for an absolute "Bond Type" triple net lease to Landlord; the Basic Rent (as hereinafter defined) payable by Tenant hereunder shall be an absolute "Bond Type" triple net return to Landlord and Tenant shall pay all costs and expenses relating to the Property and Tenant's business carried on therein.

           3.3 LATE CHARGE. If Tenant fails to pay any installment of Basic Rent or other payment due under this Lease within five (5) days after the date due, Tenant shall pay to Landlord, on demand, as Additional Rent, a late charge equal to three percent (3%) of the amount due (the "Late Charge") plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay rent or any other charges when due hereunder to compensate Landlord for the extra cost incurred as a result of such late payment. The parties agree that the Late Charge represents a fair and reasonable estimate of the administrative, processing and accounting costs that Landlord will incur as a result of a late payment by Tenant. The Late Charge shall be deemed to be Additional Rent, and the right to require it shall be in addition to all of Landlord's other rights and remedies for a payment failure of Tenant, including the right to charge interest on the past due amount.

           3.4 TRUE LEASE. Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "operating lease" treatment rather than "financing" treatment.

           3.5 NET LEASE: NO TERMINATION.

               3.5.1 This is an absolutely net lease to Landlord. It is the intent of Landlord and Tenant that the Basic Rent payable under this Lease shall be an absolutely net return to Landlord and that Tenant shall pay all costs and expenses of every kind and nature relating to the Property and the business carried on therein, unless otherwise expressly provided in this Lease. Any amount or obligation herein relating to the Property, which is not expressly declared to be that of Landlord shall be deemed to be an obligation of Tenant to be performed by Tenant at Tenant's expense. Basic Rent, Additional Rent and all other sums payable hereunder by Tenant, shall be paid without notice (except as expressly provided as described in Article 7 of this Lease), demand, set-off, counterclaim, abatement, suspension, deduction or defense.

               3.5.2 Except as otherwise provided herein, This Lease shall not terminate nor shall Tenant have any right to terminate this Lease (except as otherwise expressly provided in Section 2.2.6). nor shall Tenant be entitled to any abatement or reduction of rent under this Lease, nor shall the obligations of Tenant under this Lease be affected by reason of (i) any damage to or destruction of all or any part of the Property from whatever cause; (ii) the taking in whole or in part of the Property or any portion thereof by condemnation, requisition or otherwise except as provided in Article 7; (iii) any abandonment of the Property by Tenant or (iv) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of Landlord and Tenant that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, that the Basic Rent, the Additional Rent and all other sums payable by Tenant under this Lease shall continue to be payable in all events and that the obligations of Tenant under this Lease shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to Article 7 of this Lease.

               3.5.3 Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and it will not take any action to terminate, rescind or avoid this Lease because of (i) any readjustment, liquidation, dissolution, or winding-up or other proceeding affecting Landlord or its successors-in-interest or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successors-in-interest or by any court in any such proceeding.

               3.5.4 Tenant waives all rights which may now or hereafter be conferred by law (i) except as provided herein to quit, terminate or surrender this Lease or the Property or any part thereof, or (ii) to any abatement, suspension, deferment or reduction of the Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise provided in Article 7 of this Lease.

           3.6 QUIET ENJOYMENT. So long as Tenant shall pay the Basic Rent and Additional Rent as the same become due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold, and enjoy the Property for the term hereof, free of any claim or other action by Landlord.

           3.7 GUARANTY. The Source Information Management Company dba Source Interlink Companies ("Source") shall guaranty the obligations of Tenant hereunder pursuant to Guaranty Agreement, attached as Exhibit F hereto.

           3.8 SECURITY DEPOSIT. If Tenant fails to make any Basic Rent payment due hereunder when due more than once in any twelve (12) month period, then Landlord, in addition to any rights it may have under any other provision of this Lease, shall have the right to require Tenant to deposit an amount equal to one (1) month's Basic Rent as a security deposit hereunder. Any amounts deposited as a security deposit will be non-interest bearing and may be commingled with Landlord's other funds. Landlord may apply the security deposit to cure any default hereunder, and if it so applies the funds, Tenant shall, upon Landlord's written demand, restore the security deposit to the level required to be maintained hereunder. Any remaining balance of the security deposit will be refunded to Tenant within ten (10) days after expiration or termination of the Lease.

ARTICLE 4. PAYMENT OF IMPOSITIONS, TAXES AND ASSESSMENTS; COMPLIANCE WITH LAWS;
           ENVIRONMENTAL MATTERS.


           4.1 PAYMENT OF IMPOSITIONS. Tenant shall pay or discharge all Impositions (as hereinafter defined) when due, provided that real property taxes are payable in installments pursuant to Section 4.2 hereof. Notwithstanding the foregoing provision of this Section 4.1. Tenant shall not be required to pay any franchise, corporate, estate, inheritance, succession, transfer (other than transfer taxes, recording fees, or similar charges payable in connection with a conveyance-hereunder to Tenant), income, excess profits or revenue taxes of Landlord hereunder. Tenant agrees to furnish to Landlord evidence of the payment of the Impositions described-in Section 11.10.5(a) within thirty (30) days after payment thereof. Tenant agrees to furnish evidence of payment of other Impositions within fifteen (15) days of Landlord's request therefore. Tenant hereby assumes all obligations for Impositions accrued prior to the Commencement Date. All Impositions due for the year in which the Termination Date occurs shall be pro rated between Landlord and Tenant to account for the period of the term of the Lease within such year.

           4.2 REAL PROPERTY TAXES. Tenant shall deposit with Landlord on a monthly basis, on the first day of each month an amount equal to 1/12 of the total amount of real property taxes estimated by Landlord which will be due for each year during the term of the Lease. The amount deposited with Landlord shall not limit Tenant's liability for the amount of such taxes if Tenant has not deposited a sufficient amount to cover the entire amount due, and Tenant shal1 immediately deposit with Landlord such additional amounts as Landlord may determine to be due in a written notice delivered to Tenant. Conversely, if Tenant has deposited with Landlord more than is required to satisfy the liability for real property taxes, Landlord shall promptly refund such excess amounts to Tenant when the tax liability has been discharged. Tenant shall deposit with Landlord on the Commencement Date or allocable portion of a total amount of $44,644.59, which represents property tax liability accrued prior to the Commencement Date with respect to the Property and certain other tracts of real property leased by affiliates of Landlord to Tenant, or its affiliates. All amounts deposited with Landlord may be commingled with Landlord's other funds and shall bear such interest payable by Landlord to Tenant from time to time as Landlord earns on the investment of its tax escrow account with Lender.

           4.3 COMPLIANCE WITH LAWS. Tenant shall, at its expense, comply with and shall cause the Property to comply with all governmental statutes, laws, rules, orders, regulations and ordinances, the failure to comply with which at any time would materially affect the Property or any part thereof, or the use thereof, including those which require the making of any structural, unforeseen or extraordinary changes, whether or not any of the same involve a change of policy on the part of the body enacting the same. Tenant shall, at its expense, comply with all changes required in order to obtain the Required Insurance (as hereinafter defined), and with the provisions of all contracts, agreements, instruments and restrictions existing at the commencement of this Lease or thereafter suffered or permitted by Tenant affecting the Property or any part thereof or the ownership, occupancy or use thereof.

           4.4 PERMITTED CONTESTS. Tenant shall not be required to (i) pay any Imposition; (ii) comply with any statute, law, rule, order, regulation or ordinance; (iii) discharge or remove any lien, encumbrance or charge; or (iv) obtain any waivers or settlements or make any changes to take any action with respect to any encroachment, hindrance, obstruction, violation or impairment referred to in Section 5.2, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefore, by appropriate proceedings, and provided that Tenant posts a bond or other security acceptable to Landlord if the Imposition could result in a lien or encumbrance against the Property exceeding $25,000.00. While any such proceedings are pending, provided that Tenant complies with this Section, Landlord shall not have the right to pay, remove or cause to be discharged the tax, assessment, levy, fee, rent or charge or lien, encumbrance or charge thereby being contested. No such contest or proceedings shall in any way eliminate or otherwise interfere with Tenant's obligation to make timely payments of Basic Rent and Additional Rent under this Lease. Tenant further agrees that each such contest shall be promptly prosecuted to a final conclusion. Tenant shall pay, indemnify and save Landlord harmless against, any and all losses, judgments, decrees and costs (including all attorneys' fees including an allocable portion of in-house attorneys' fees, appearance costs and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof; provided, however, that nothing herein contained shall be construed to require Tenant to pay or discharge any lien, encumbrance or other charge created by any act or failure to act of Landlord or the payment of which Tenant is not otherwise required to perform hereunder. No such contest shall subject Landlord to the risk of any criminal liability.

           4.5 HAZARDOUS MATERIALS. Tenant shall:

               (a) not cause, except for items sold or used in the ordinary course of Tenant's business and for which appropriate licenses and permits are issued (if required), or permit any Hazardous Material (as defined below) to exist on or discharge from the Property, and shall promptly: (A) pay any claim against Tenant, Landlord, Lender or the Property, (B) remove any charge or lien upon any of the Property, and (C) defend, indemnify and hold Landlord and Lender harmless from any and all claims, expenses, liability, loss or damage, resulting from any Hazardous Material that exists on or is discharged from the Property;

               (b) not cause or permit any Hazardous Material to exist on or discharge from any property owned or used by Tenant which would result in any charge or lien upon the Property and shall promptly: (A) pay any claim against Tenant, Landlord, Lender or the Property; (B) remove any charge or lien upon the Property and (C) defend, indemnify and hold Landlord and Lender harmless from any and all claims, expenses, liability, loss or damage, resulting from the existence of any such Hazardous Material;

               (c) notify Landlord and Lender of any Hazardous Material that exists on or is discharged from or onto the Property (whether originating thereon or migrating to the Property from other property) within ten (10) days after Tenant first has knowledge of such existence or discharge; and

               (d) comply, and cause the Property to comply, with all statutes, laws, ordinances, rules and regulations of all local, state or federal authorities having authority over the Property or any portion thereof or their use, including without limitation, relative to any Hazardous Material, petroleum products, asbestos containing materials or PCB's.

               (e) "Hazardous Material" means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Environmental Laws. "Environmental Laws" means any statute, law, ordinance, rule or regulation of any local, county, state or federal authority having jurisdiction over the Property or any portion thereof or its use as the same may be amended from time to time, including but not limited to: the Federal Water Pollution Control Act (33 U.S.C. Section 1317) as amended; (b) the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) as amended; (c) the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 6901 et seq.) as amended; (d) the Toxic Substance Control Act (15 U.S.C. Section 2601) as amended; and (e) the Clean Air Act (42 U.S.C.
Section 7401) as amended.

               (f) Tenant's obligations and liabilities under this Section 4.5 shall survive the expiration of this Lease.

ARTICLE 5. MAINTENANCE AND REPAIR: ALTERATIONS

           5.1 MAINTENANCE AND REPAIR. Tenant acknowledges that it has received the Property in good condition, repair and appearance. Tenant agrees that, at its expense, it will keep and maintain the Property, including any altered, rebuilt, additional or substituted buildings, structures and other improvements thereto, in good condition and repair, subject only to ordinary and reasonable wear and tear. It will make promptly, all structural and nonstructural, foreseen and unforeseen, ordinary and extraordinary changes and repairs or replacements of every kind which may be required to be made to keep and maintain the Property in such good condition, repair and appearance and it will keep the Property orderly and free and clear of rubbish. Tenant covenants to perform or observe all terms, covenants or conditions or any reciprocal easement or maintenance agreement to which it may at any time be a party or to which the Property are currently subject. Tenant shall, at its expense, use its best efforts to enforce compliance with any reciprocal easement or maintenance agreement benefiting the Property by any other person subject to such agreement. Landlord shall not be required to maintain, repair or rebuild, or to make any alterations, replacements or renewals of any nature to the Property, or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or not foreseen to maintain the Property or any part thereof in any way. Tenant hereby expressly waives the right to make repairs at the expense of Landlord which may be provided for in any law in effect at the time of the commencement of the term of this-Lease or which may thereafter be enacted. If Tenant shall abandon the Property, it shall give Landlord immediate notice thereof. The obligations of Tenant to pay Basic Rent and Additional

Rent shall not be eliminated, reduced, suspended, or otherwise impaired by reason of such abandonment of the Property. In the event that the Property shall violate any law and as a result of such violation enforcement action is threatened or commenced against Tenant or with respect to the Property, then Tenant shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, making any necessary repairs or replacements, structural or otherwise.

           5.2 ENCROACHMENTS. If any Improvements situated on the Property at any time during the Terms of this Lease shall encroach upon any property, street or right-of-way adjoining or adjacent to the Property, or shall violate the agreements or conditions contained in any restrictive covenant affecting the Property or any part thereof, or shall impair the rights of others under or hinder or obstruct any easement or right-of-way to which the Property are subject, then, promptly after the written request of Landlord or any person affected by any such encroachment, violation, impairment, hindrance or obstruction, Tenant shall, at its expense, either (i) obtain effective waivers, or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, impairment, hindrance or obstruction whether the same shall affect Landlord, Tenant or both, or (ii) make such changes in the improvements on the Property and take such other action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, the alteration or removal of any improvement on the Property. Any such alteration or removal shall be made in conformity with the requirements of Section 5.3 hereof to the same extent as if such alteration or removal were an alteration under the provisions of Section
5.3. In the event that the title policy held by Landlord provides monetary damages or other relief for such encroachment, Landlord shall institute and prosecute an action for such relief. Any recovery of such action, less Landlord's out of pocket costs and expenses related thereto shall be made available to Tenant for the repair/restoration of the Property.

           5.3 ALTERATIONS. Tenant may, at its expense, make additions to and alterations of the Improvements to the Property, and make substitutions and replacements therefore, provided that (i) any addition or alteration in excess of $125,000 shall be subject to the reasonable approval of Landlord; (ii) the market value of the Property shall not thereby be lessened; (iii) such actions shall be performed in a good and workmanlike manner; and (iv) such additions, alterations, substitutions and replacements shall not violate any term of any restriction to which the Property are subject and shall be expeditiously completed in compliance with all laws, ordinances, rules, regulations and requirements applicable thereto. Tenant shall promptly pay all costs and expenses of each such addition, alterations, substitution or replacement, discharge all liens arising therefrom and procure and pay for all permits and licenses required in connection therewith.

           5.4 NO LIENS. Tenant will not, directly or indirectly, create or permit to be created or to remain, and shall within sixty (60) days of filing of any, mechanics, contractors or other liens discharge or bond, at its expense, any liens with respect to, the Property or any part thereof or Tenant's interest therein or the Basic Rent, Additional Rent or other sums payable by Tenant under this Lease, other than any encumbrances permitted by a Permitted Encumbrance (as defined herein). Nothing contained in this Lease shall be construed as constituting the consent or request, expressed or implied, by Landlord to the performance of any labor or services or of the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof by any contractor, subcontractor, laborer, materialman or vendor. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Property or any part thereof, and that no mechanic's or other liens for any such labor services or materials shall attach to or affect the interest of Landlord in and to the Property.

           5.5 Engineering Report. Landlord may, from time to time but not more than once in each sixty (60) month period, order an engineering study of the Property (the "Engineering Report") in form, content and scope acceptable to Landlord, prepared by a qualified engineering firm. The Engineering Report may include, without limitation, a study or analysis of (a) all structural components of the Property, (b) all mechanical, electrical, plumbing, HVAC, sprinkler, fire suppression, elevators, and other building systems and equipment designated by Landlord, and (c) the roof of the building. Landlord shall be responsible for the costs of the Engineering Report unless the Engineering Report reveals deferred maintenance items exceeding, in the aggregate, $100,000.00, in which event Tenant shall be responsible for the cost of the Engineering Report.

ARTICLE 6.

           6.1 Insurance. Tenant shall maintain, or cause to be maintained, at its sole expense, the following insurance on the Property (herein called the "Required Insurance"):

               6.1.1 Insurance against loss or damage to the Improvements and all equipment owned by Tenant located on the Property (the "Equipment") under a fire and broad form of all risk extended coverage insurance policy (which shall include flood insurance if the Property is located within a flood hazard area, and earthquake insurance) together with an agreed value endorsement. Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the full replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time by Landlord but not more frequently than once in any 12-month period. Such insurance policies may contain reasonable exclusions and deductible amounts as may be approved by Landlord.

               6.1.2 General public liability insurance for the benefit of Landlord, Tenant and Lender against claims for damages to person or property occurring on, in or about the Property and the adjoining streets, sidewalks, gutters, curbs, passageways and other areas adjacent thereto, if any, of at least Three Million Dollars ($3,000,000) single limit with respect to bodily injury or death to any one person, at least Five Million Dollars ($5,000,000) with respect to any one accident, and at least Three Million Dollars ($3,000,000) with respect to property damage or such greater amounts as may reasonably be required by Landlord, such insurance to include full coverage of the indemnity set forth in Section 6.10. Policies for such insurance shall be for the mutual benefit of Landlord, Tenant and Lender, as their respective interests may appear.

               6.1.3 Workers' compensation insurance to the extent necessary to protect Landlord and the Property against Workers' Compensation claims, covering all persons employed in connection with any work done on or about the Property with respect to which claims for death or bodily injury could be asserted against Landlord, Tenant or the Property, complying with the laws of the state in which the Property are located. In addition, Tenant shall maintain use and occupancy insurance covering, as applicable, rental income or gross business earnings with coverage in an amount not less than twelve month's gross rental income or gross business earnings, as applicable in each case to the Leased Property.

               6.1.4 At any time when any portion of the Property are being constructed, altered or replaced, builder's risk insurance (in completed value non-reporting form) in an amount no less than the actual replacement value of the Improvements, exclusive of foundations and excavations.

               6.1.5 All insurance policies shall be in such form and with such endorsements and in such amounts as shall be expressly required hereby or, if not expressly required, otherwise reasonably satisfactory to Landlord (and Landlord shall be entitled to approve amounts, form, risk coverage, deductibles, loss payees and insureds, such approval not to be unreasonably withheld). The policy referred to in Section 6.1.1 shall contain a replacement cost endorsement and a waiver of depreciation. Except for the workers' compensation insurance policy, all of the above referenced policies shall name Lender as an additional insured/loss payee, shall provide that all insurance proceeds be payable to Lender, and shall contain: (i) "Non Contributory Standard Beneficiary Clause" and a Lender's Loss Payable Endorsement (Form 438 BFUNS) or their equivalents naming Landlord (or if Landlord so elects, to Lender), as the person to which all payments shall be paid and a provision that payment of insurance proceeds in excess of One Hundred Thousand Dollars ($100,000.00) shall be made by a check payable only to Lender;
(ii) a waiver of subrogation endorsement as to Landlord and Lender and their assigns providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Lender, Landlord or any other flamed insured, additional insured or loss payee, except for the willful misconduct of Landlord or Lender knowingly in violation of the conditions of such policy;
(iii) an endorsement indicating that neither Lender nor Landlord shall be or be deemed to be a coinsurer with respect to any risk insured by such policies and shall provide for an aggregate deductible per loss for all policies of an amount not more than that which is customarily maintained by prudent owners of property of the same location, type and quality as the Property, but in no event in excess of five percent (5%) of the replacement cost of the Improvements (or, in the case of earthquake insurance, the smallest deductible which is commercially available, which deductible as of the date here is deemed to be ten percent (10%)); (iv) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days' prior written notice to Landlord and Lender in each instance; and (v) effective waivers by the insurer of all claims for insurance premiums against any loss payees, additional insureds and named insureds (other than Tenant). Certificates of insurance with respect to all renewal and replacement policies shall be delivered to Landlord not less than thirty (30) days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. If Tenant fails to maintain and deliver to Landlord the certificates of insurance required by this Lease, Landlord may, at its option, after written notice to Tenant, procure such insurance, and Tenant shall reimburse Landlord for the amount of all premiums paid by Landlord thereon promptly, after demand by Landlord, with interest thereon at the Default Rate from the date paid by Landlord to the date of repayment.

           6.2 Permitted Insurers. The Required Insurance shall be written by companies of recognized financial standing authorized to do insurance business in the state in which the Property are located and have a rating of not less than A+ in Best's Insurance Guide or any successor thereto. The Required Insurance shall name as the insured parties thereunder Landlord and Tenant, as their interests may appear, and Lender as an additional insured under a standard "mortgagee" endorsement or its equivalent satisfactory to Landlord. Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by, an insurer. Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both with the consent of Landlord, and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against all costs, liabilities and expenses in connection therewith.

           6.3 Insurance Claims. Insurance claims by reason of damage to or destruction of any portion of the Property shall be adjusted by Tenant. Both Landlord and Lender shall have the right to join with Tenant in adjusting any such loss.

           6.4 Insured Parties. Every policy referred to in Section 6.1.1 shall bear a first mortgage endorsement in favor of Lender; and any loss under any such policy shall be made payable to such Lender, provided that any recovery under any such policy shall be applied by such Lender in the manner provided in
Section 6.3. Every policy of Required Insurance shall contain an agreement that the insurer will not cancel such policy except after thirty (30) days' written notice to Landlord and Lender and that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Landlord, Tenant or Lender which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding any change in ownership of the Property.

           6.5 Delivery of Policies. Tenant shall deliver to Landlord promptly after the delivery of this Lease, certificates of insurers satisfactory to Landlord, evidencing all of the Required Insurance. Tenant shall, prior to the expiration of any such policy, deliver to Landlord other original or duplicate of such certificates evidencing the renewal of any such policy. If Tenant fails to maintain or renew any Required Insurance, or to pay the premium therefore, or to deliver such certificate, then Landlord, at its option, but without obligation to do so, procure such insurance. Any sums so expended by Landlord shall be Additional Rent hereunder and shall be repaid by Tenant within five (5) days after notice to Tenant of such expenditure and the amount thereof.

           6.6 No Double Coverage. Neither Tenant nor Landlord shall obtain or carry separate insurance covering the same risks as any Required Insurance unless Tenant, Landlord and Lender are included therein as named insured, with loss payable as provided in this Lease and the policy contains a first mortgagee endorsement in favor of Lender. Tenant and Landlord shall immediately notify each other whenever any such separate insurance is obtained and shall deliver to each other the policies or certificates evidencing the same.

           6.7 Blanket Insurance. Anything contained in this Article 6 to the contrary notwithstanding, all Required Insurance may be carried under a "blanket" or "umbrella" policy or policies covering other properties or liabilities of Tenant, provided that such policies otherwise comply with the provisions of this Lease and specify the coverage and amounts thereof with respect to the Property.

           6.8 Damages for Tenant's Failure to Properly Insure. Landlord or Lender shall not be limited in the proof of any damages which Landlord or Lender may claim against Tenant arising out of or by reason of Tenants failure to provide and keep in force insurance, as provided above, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord and Lender shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent of any deficiency in the Required Insurance and damages, costs and expenses of suit suffered or incurred by reason of or damage to, or destruction of, the Property, occurring during any period when Tenant shall have failed to provide the Required Insurance. Tenant shall indemnify and hold harmless Landlord and Lender for any liability incurred by Landlord or Lender arising out of any deductibles for Required Insurance.

           6.9 Casualty. If all or any part of the Property shall be damaged or destroyed by casualty, Tenant shall promptly notify Landlord thereof, and shall, with reasonable promptness and diligence, rebuild, replace and repair any damage or destruction to the Property, at its expense, in conformity with the requirements of Article 5, in such manner as to restore the same to the same condition, as nearly as possible, as existed prior to such casualty and there shall be no abatement of Basic Rent or Additional Rent. Proceeds of casualty insurance of $100,000 or less shall be paid to Tenant. Proceeds in excess of $100,000 shall be held in escrow by Landlord (or by Lender if requested by Lender) Lender and paid to Tenant, but only against certificates of Tenant and appropriate lien waivers delivered to Landlord or Lender from time to time as such work or repair progresses, each such certificate describing the work or repair for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work and has sufficient funds remaining to complete the work free of liens or claims. Any proceeds remaining after Tenant has repaired the Property shall be delivered to Tenant but only to the extent that the aggregate amount of such proceeds so remaining and all amounts theretofore paid to Tenant pursuant to this sentence do not exceed $100,000. If such aggregate amounts exceed $100,000, the excess may be retained by Landlord and applied in reduction of the principal amount of the indebtedness secured by any Permitted Encumbrance or paid to Tenant at Landlord's sole option with the consent of Lender. If any such amount is applied to reduce the principal amount of indebtedness secured by the Property, the monthly reduction in debt service payments shall be applied dollar for dollar as a reduction of the Basic Rent due hereunder. No payment shall be made to Tenant if any default or Event of Default shall have happened and be continuing under this Lease.

           6.10 Indemnification.

               6.10.1 Tenant agrees to pay, and to protect, defend, indemnify and save harmless Landlord, Lender and their agents from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys' fees including an allocable portion of in-house attorneys' fees and expenses of Landlord), causes of action, suits, claims, demands or judgments of any nature whatsoever (i) arising from any injury to, or the death of, any person or damage to property on the Property or upon adjoining sidewalks, streets or ways, in any manner growing Out of or connected with the use, non-use, condition or occupation of the Property or any part thereof or resulting from the condition thereof of the Property or any part thereof or resulting from the condition thereof or adjoining sidewalks, streets or ways, so long as not occasioned by the gross negligence of Landlord, Lender, their agents, servants, employees or assigns and/or (ii) arising from violation by Tenant of any agreement or condition of this Lease, or any contract or agreement to which Tenant is a party or any restriction, law, ordinance or regulation, in each case affecting the Property or any part thereof or the ownership, occupancy or use thereof, so long as not occasioned by the gross negligence of Landlord, Lender, their agents, servants, employees or assigns (collectively, "Indemnified Matters"). If Landlord, Lender or any agent of Landlord or Lender or any agent of Landlord or Lender shall be made a party to any such litigation commenced against Tenant, and if Tenant, at its expense, shall fail to provide Landlord, Lender or their agents with counsel (upon Landlord's request) reasonably approved by Landlord, Tenant shall pay all costs and attorneys' fees and expenses, including an allocable portion of in-house attorneys' fees, incurred or paid by Landlord, Lender or their agents in connection with such litigation. Tenant's obligations and liabilities under Section 6.10 herein shall survive the expiration of this Lease.

               6.10.2 To the extent that Landlord is determined, by a final, non-appealable judgment of a court of competent jurisdiction to be grossly negligent, Landlord agrees to pay, and to protect, defend indemnify and save harmless Tenant, Source and their agents from and against any and all liabilities, losses, damages, costs, expenses (including all reasonable attorneys' fees), causes of action, suits, claims, demands or judgments of any nature whatsoever (i) arising from any injury to, or the death of, any person or damage to property on the Property or upon adjoining sidewalks, streets or ways, in any manner growing out of or connected with the use, non-use, condition or occupation of the Property or any part thereof or resulting from the condition thereof of the Property or any part thereof or resulting from the condition thereof or adjoining sidewalks, streets or ways, which in each case is occasioned by the gross negligence of Landlord, Lender, their agents, servants, employees or assigns and/or (ii) arising from violation by Landlord of any agreement or condition of this Lease, or any contract or agreement to which Landlord is a party or any restriction, law, ordinance or regulation, in each case affecting the Property or any part thereof or the ownership, occupancy or use thereof, occasioned by the gross negligence of Landlord, Lender, their agents, servants, employees or assigns (collectively, "Tenant Indemnified Matters"). Landlord's obligations and liabilities under Section 6.10 herein shall survive the expiration of this Lease.

               6.10.3 Should any claim be made against Landlord by a person not a party to this Lease with respect to any Indemnified Matter, Landlord shall promptly give Tenant written notice of any such claim, and Tenant shall thereafter defend or settle any such claim, at its sole expense, on its own behalf and with counsel of its selection; provided, however, that Tenant's counsel shall be competent counsel experienced in the type of litigation or claim at issue and shall be acceptable to Landlord, acting reasonably. Upon Tenant's assumption of the defense of any claim against Landlord pursuant to Tenant's indemnity, Landlord shall have the right to participate-in-the defense or settlement of the claim with counsel retained and paid by it, and Tenant shall cause the attorneys retained by it to consult and cooperate fully with counsel for Landlord. In such defense or settlement of any claims, Landlord shall provide Tenant with originals or copies of all relevant documents and shall cooperate with and assist Tenant, at no expense to Landlord. Notwithstanding any provision of this Section 6.10 to the contrary, Tenant shall not enter into any settlement or agreement in connection with any Indemnified Matters binding upon or adversely affecting either Landlord or Lender, or admit any liability or fact in controversy binding upon or adversely affecting either Landlord or Lender, without the prior written consent of Landlord or Lender, as the case may be, in such party's sole discretion.

ARTICLE 7. CONDEMNATION.

           7.1 ASSIGNMENT OF AWARD. Subject to the rights of Tenant set forth in this Article 7, Tenant hereby irrevocably assigns to Landlord (subject to the rights of Lender) any award or payment to which Tenant may be or become entitled with respect to Complete, Partial or Temporary Taking of the Property or any part thereof, by condemnation or other eminent domain proceedings pursuant to any law, general or special, by any governmental authority, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise. Landlord shall be entitled to participate in any such proceeding and the expenses thereof (including counsel fees and expenses, which may include an allocable portion of in-house counsel fees and expenses) shall be paid by Tenant.

           7.2 COMPLETE TAKING. Upon a Complete Taking, Tenant shall deliver a certificate to Landlord stating that a "Complete Taking" has occurred and Tenant shall be deemed to have made a Purchase Offer (as defined in Section 11.10.15) to Landlord with respect to the Leased Property subject to the Complete Taking, provided, however, this Lease shall be deemed to continue in full force and effect without any abatement of rent, notwithstanding any taking, until the Termination Date as established herein with respect to such Complete Taking. The purchase price ("Purchase Price") with respect to a Purchase Offer shall be equal to the greater of (a) the Net Award (as defined in Section 11.10), or (b) $1,229,178.15, plus all of Landlord's closing costs associated with Tenant's purchase of the Property, including without limitation, any prepayment or defeasance expense charged by Lender under the Loan Documents. The Termination Date with respect to a Complete Taking shall be the date on which title to the Property passes to the condemning authority. No Basic Rent or Additional Rent shall abate effective until the Termination Date.

           7.3 PARTIAL TAKING. Upon the occurrence of any Partial Taking, this Lease shall continue in full effect without abatement or reduction of Basic Rent, Additional Rent or other sums payable by Tenant. In the event Landlord receives a Net Award in connection with any such Partial Taking and provided that no Event of Default shall be continuing, Landlord and Lender shall make the Net Award available to Tenant to make any repairs required by Section 5.3 hereof so that, thereafter, the Property shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such Partial Taking, but, if such Net Award shall be in excess of One Hundred Thousand Dollars ($100,000), before Landlord or Lender makes the Net Award available to Tenant, Tenant must first deliver to Landlord or to Lender, as the case may be,
(i) certificates of Tenant identifying the repair work for which Tenant is requesting payment and the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such work; and (ii) appropriate lien waivers and such other information reasonably required. Any Net Award remaining after such repairs have been made shall be delivered to Tenant; but only to the extent that the aggregate amount of such Net Award so remaining and all amounts theretofore paid to Tenant pursuant to this Section 7.3 do not exceed One

Hundred Thousand Dollars ($100,000). If such aggregate amounts exceed $100,000, the excess may be retained by Landlord and applied in reduction of the principal amount of the indebtedness secured by any Permitted Encumbrance or paid to Tenant at Landlord's sole option with the consent of Lender. If any such amount is applied to reduce the principal amount of indebtedness secured by the Property, the monthly reduction in debt service payments shall be applied dollar for dollar as a reduction of the Basic Rent due hereunder.

           7.4 TEMPORARY TAKING. Upon the occurrence of any Temporary Taking, Tenant shall, promptly after any such Temporary Taking ceases, at its expense, repair any damage caused thereby in conformity with the requirements of Article 5 so that, thereafter, the Property shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such Temporary Taking. In the event of such Temporary Taking, Tenant shall be entitled to receive the entire Net Award payable by reason of such Temporary Taking, less any costs incurred by Landlord in connection therewith. If the cost of any repairs required to be made by Tenant pursuant to this Section 7.4 shall exceed the amount of the Net Award, the deficiency shall be paid by Tenant. No payments shall be made to Tenant pursuant to this Section 7.4, if there is any default or Event of Default of Tenant under this Lease. No Basic Rent or Additional Rent shall abate through the duration of such Temporary Taking.

           7.5 PROCEDURE AFTER PURCHASE OFFER: PROCEDURE IN EVENT OF PURCHASE.

               7.5.1 If Landlord shall have accepted the Purchase Offer in writing, Landlord shall convey the Property to Tenant for the Purchase Price, reduced by the sum of: (a) any Net Award received by Landlord or Lender, and (b) principal and interest outstanding on the Note as of the date of closing of the Purchase Offer.

               7.5.2 If the Property or any part thereof shall be purchased by Tenant under Article 7 of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereto than existed on the date of the commencement of this Lease, and Tenant shall accept such title, subject, however, to such liens, encumbrances, charges, exceptions and restrictions, against or relating to the Property, (i) including those arising pursuant to the terms of this Lease and those consented to or arising by the act of Tenant and
(ii) subject to all applicable laws, regulations and ordinances, but free of the Mortgage and all other mortgages, liens, encumbrances, charges, exceptions and restrictions which shall have been created by or resulted from acts or failures to act of Landlord.

               7.5.3 On the date fixed for any such purchase by Tenant under
Article 7, Tenant shall pay to Landlord (subject to the rights of Lender), at any place within the United States of America designated by Landlord, the Purchase Price therefor (as adjusted pursuant to Section 7.5.1 above), in immediately available funds, together with all installments of Basic Rent and all other sums then due under this Lease and unpaid to and including the Termination Date without offset or deduction for any reason, and Landlord shall deliver to Tenant (i) a quitclaim deed conveying title to the Property and describing the Property or portion thereof being sold and conveying the title thereto, together with (ii) such instruments as shall be necessary to transfer to Tenant or its designee any other property then required to be transferred by Landlord pursuant to-this Lease and (iii) a binding and effective assignment of condemnation awards due in connection with the Property, but not yet paid to Landlord or Lender. Tenant shall pay all charges incident to such conveyance and transfer, including counsel fees, escrow fees, recording fees, title insurance premiums and all applicable federal, state and local taxes (other than any income or franchise taxes levied upon or assessed against Landlord) which may be incurred or imposed by reason of such conveyance and transfer.

               7.5.4 Upon the completion of such purchase, but not prior thereto, this Lease shall terminate with respect to the Property, except with respect to obligations and liabilities of Tenant, actual or contingent, under this Lease which arose on or prior to such date of purchase. Effective upon the termination of this Lease with respect to the Property, the obligation to pay Basic Rent and Additional Rent with respect to such Property will terminate.

               7.5.5 If Landlord (with the written consent of Lender) shall have tendered a written rejection of the Purchase Offer not later than ten (10) days following receipt of the certificate required by Section 7.2, this Lease shall terminate on the Termination Date established under Section 7.2 hereof with respect to the Property (except with respect to obligations and liabilities of Tenant under this Lease, actual or contingent, which have arisen on or prior to such Termination Date), upon payment by Tenant of all of the Basic Rent, Additional Rent and all other sums due and payable hereunder to and including the Termination Date without offset or deduction for any reason. Effective upon the termination of this Lease with respect to the Property, the obligation to pay Basic Rent and Additional Rent with respect to the Property will terminate. If Landlord shall fail to accept or reject the Purchase Offer within the times allotted, Landlord, shall be conclusively presumed to have accepted the Purchase Offer.

           7.6 COMPENSATION FOR PERSONAL PROPERTY AND RELOCATION EXPENSES. Tenant shall have the right to claim and recover from the condemning authority any such compensation as may be awarded to Tenant for the value of furniture, fixtures, equipment and other property owned by Tenant, removal of merchandise, moving and relocation expenses, however, in the event of a Complete Taking, Tenant shall not receive any benefits of this Section 7.6 until the Purchase Price has been received in full by Landlord (subject to the rights of Lender).

ARTICLE 8. ASSIGNMENT AND SUBLETTING

           8.1 TRANSFERS. Except as provided in Section 8.7, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Property or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Property or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as `Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Leased Property to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefore, including calculation of the "Transfer Premium", as that term is defined in Section 8.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard Transfer documents in connection with the documentation of such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as EXHIBIT B. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this

Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord within thirty (30) days after written request by Landlord.

           8.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

               8.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property;

               8.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

               8.2.3 The Transferee is either a governmental agency or instrumentality thereof; or

               8.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested.

           If Landlord consents to any Transfer pursuant to the terms of this
Section 8.2, Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Property or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 8.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice
(i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 8.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 8. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under
Section 8.2 or otherwise has breached or acted unreasonably under this Article 8, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant's business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

           8.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 8.3 received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant wider this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Property is transferred. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

The determination of the amount of Landlord's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

           8.4 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit.

           8.5 ADDITIONAL TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

           8.6 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:
(i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 8 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

           8.7 ASSIGNMENT TO AFFILIATES. Notwithstanding anything to the contrary contained in this Article 8, Tenant (but not any successor tenant or sublessee pursuant to this Section 8.7) shall have the right to assign this Lease, or sublet the Leased Property or any portion thereof, without the consent of, but with prior notice to, Landlord to any person (a) with which Tenant may merge or consolidate, (b) which is a parent or subsidiary of Tenant at any tier or which directly or indirectly controls or is controlled by or is under common control with Tenant, (c) which is the successor corporation to Tenant in the event, of a corporate reorganization, or (d) which acquires all or substantially all of the voting stock of Tenant or all or substantially all of the assets of Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease and Tenant remains primarily liable under this Lease.

ARTICLE 9. FINANCIAL INFORMATION/PROPERTY INFORMATION

           9.1 FINANCIAL STATEMENTS. Except during any period in which Tenant is required to file its financial statements with the Securities Exchange Commission and such reports are publicly available, Tenant will furnish to Landlord and Lender (i) Tenant's annual report within 120 days after the end of Tenant's fiscal year, and (ii) within 30 days of their availability, Tenant's semi-annual financial statements and quarterly financial statements. Within 10 days of Landlord's written request, Tenant will furnish to Landlord copies of such financial statements for previous periods (up to three years prior).

           9.2 OPERATING STATEMENTS. Tenant will furnish Landlord an operating statement for the Property for each quarter listing all expenses incurred in operating and maintaining the Property (i.e., insurance, taxes and maintenance expenses) and separately detailing all capital expenditures for the quarter.

           9.3 TAX BILLS. Within 5 days of any request by Landlord, Tenant will furnish to Landlord a copy of the real property tax bill. Tenant will furnish evidence of payment of such tax bill as set forth in Section 4.1. Within 10 days of Landlord's written request, Tenant will furnish to Landlord copies of past or previous real property tax bills.

           9.4 OTHER PROPERTY INFORMATION. Within 10 days of Landlord's written request, Tenant will furnish to Landlord (i) copies of all warranties applicable to the Property, (ii) copies of all licenses and permits required for the operation of the Property; (iii) copies of all utility bills (for the past 6 months) pertaining to the Property, and (iv) copies of all vendor or service contracts then in force with respect to the Property.

           9.5 LANDLORD ACCESS. Landlord reserves the right at all reasonable times and upon reasonable written notice to Tenant to enter the Property for the following purposes: (i) to inspect the Property; (ii) to show the Property to prospective purchasers or to current or prospective lenders, ground or underlying lessors or insurers; or (iii) to show the Property to prospective tenants during the last year of the term at reasonable hours and upon prior written notice to Tenant. Notwithstanding anything to the contrary in this Lease, Landlord may enter the Property at any time (a) to perform any obligations, if any, required of Landlord with respect to repair or maintenance,
(b) to take possession of the Property due to Tenant's breach as otherwise provided in this Lease, and (c) to perform any covenants of Tenant which Tenant fails to perform. Landlord may make such entries without the abatement of rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Property, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have keys to the Property with which to unlock all doors, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. Any entry by Landlord in the manner described in this Lease shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Property, or an actual or constructive eviction of Tenant from any portion of the Property. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord.

ARTICLE 10. DEFAULT

           10.1 EVENTS OF DEFAULT. Any of the following occurrences or acts shall constitute an event of default (herein called an "Event of Default") under this Lease:

                10.1.1 At any time during the continuance of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings at law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the terms of this Lease), (1) if Tenant shall fail to make any payment when due of Basic Rent, Additional Rent or other sum herein required to be paid by Tenant hereunder and such failure continues for three (3) days after receipt of written notice, or (2) if Tenant shall fail to observe or perform any other provision hereof or if any representation or warranty of Tenant set forth herein shall either prove to be false or misleading in any material respect as of the time when the same shall have been made (with the exception of any payment provisions therein which failure to pay shall constitute an Event of Default under (10.1.1(1)) hereof), dated as of the date hereof, for thirty (30) days after written notice; provided, that in the case of any default referred to in this Lease that cannot with diligence be cured within such thirty (30) day period, if Tenant shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence, then upon receipt by Landlord of a Tenant's Certificate stating the reason such default cannot be cured within thirty (30) days and stating that Tenant is proceeding with due diligence to cure such default, the time within which such failure maybe cured shall be extended for such period as may be necessary to complete the curing of the same with diligence; or

                10.1.2 If Tenant shall file a petition commencing a voluntary case under the Federal Bankruptcy Code or any federal or state law (as now or hereafter in effect) relating bankruptcy, insolvency, reorganization, winding-up or adjustment of debts (hereinafter collectively called "Bankruptcy Law") or if Tenant shall (1) apply for or consent to the appointment of, or the taking of possession by, any receiver, custodian, trustee, United States Trustee or liquidator (or other similar official) of the Property or any part thereof or of any substantial portion of Tenant's property, or (2) generally not pay its debts as they become due, or admit in writing its inability to pay its debts generally as they become due, or (3) make a general assignment for the benefit of its creditors, or (4) file a petition commencing a voluntary case under or seeking to take advantage of any Bankruptcy Law, or (5) fail to controvert in timely and appropriate manner, or in writing acquiesce to, any petition commencing an involuntary case against Tenant or otherwise filed against Tenant pursuant to any Bankruptcy Law, or (6) take any action in furtherance of any of the foregoing; or

                10.1.3 If an order for relief against Tenant shall be entered in any involuntary case under the Federal Bankruptcy Code or any similar order against Tenant shall be entered pursuant to any other Bankruptcy Law, or if a petition commencing an involuntary case against Tenant or proposing the reorganization of Tenant under any Bankruptcy Law shall be filed and not be discharged or denied within sixty (60) days after such filing, or if a proceeding or case shall be commenced in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution, winding-up or adjustment of debts of Tenant, or (2) the appointment of a receiver, custodian, trustee, United States Trustee or liquidator (or any similar official) of the Property or any part thereof or of Tenant or of any substantial portion of Tenant's property, or (3) any similar relief as to Tenant pursuant to any Bankruptcy Law, and any such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for sixty (60) days; or

                10.1.4 If the Property shall be abandoned for a period often
(10) days or more other than in connection with a condemnation, casualty or renovation.

           10.2 LANDLORD'S REMEDIES.

                10.2.1 If an Event of Default shall have happened and be continuing, Landlord shall have the right at its election to give Tenant twenty
(20) days written notice of Landlord's intention to terminate the term of this Lease on a date specified in such notice. Thereupon, the term of this Lease and the estate hereby granted shall terminate on such date as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease, and all rights of Tenant hereunder shall terminate, but Tenant shall remain liable as provided herein.

                10.2.2 If an Event of Default shall have happened and be continuing Landlord shall have the immediate right, whether or not the term of this Lease shall have been terminated pursuant to Section 10.2.1, to (i) re-enter and repossess the Property or any part thereof by force, summary proceedings, ejections or otherwise and (ii) remove all persons and property therefrom, Tenant hereby expressly waiving any and all notices to quit, cure or vacate provided by current or any future law. Landlord shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or taking of possession of the Property by Landlord shall be construed as an election on Landlord's part to terminate the term of this Lease unless a written notice of such intention to be given to Tenant pursuant to Section 10.2.1.

                10.2.3 At anytime or from time to time after the repossession of the Property or any part thereof pursuant to Section 10.2.2, whether or not the term of this Lease shall have been terminated pursuant to Section 10.2.1, Landlord may (but shall be under no obligation to) relet the Property or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Property or any part thereof or for any failure to collect any rent due upon any such reletting.

                10.2.4 No termination of the term of this Lease pursuant to
Section 10.2.1, by operation of law or otherwise, and no repossession of the Property or any part thereof pursuant to Section 10.2.2 or otherwise, and no reletting of the Property or any part thereof pursuant to Section 10.2.3, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

                10.2.5 In the event of any such termination or repossession, Tenant will pay to Landlord the Basic Rent, Additional Rent and other sums required to be paid by Tenant to and including the date of such termination or repossession; and, thereafter, Tenant shall, until the end of what would have been the term of this Lease in the absence of such termination or repossession, and whether or not the Property or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (i) the Basic Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such. termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 10.2.3, after deducting from such proceeds all Landlord's expenses incurred in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees [including an allocable portion of in-house attorneys' fees], employees' expenses, expenses of preparation for such reletting). Tenant will pay such current damages on the days on which the Basic Rent would have been payable under this Lease in the absence of such termination or repossession, and Landlord shall be entitled to-recover-the same from Tenant on each such day.

                10.2.6 At any time after such termination or repossession by reason of the occurrence of any Event of Default, whether or not Landlord shall have collected any current damages pursuant to Section 10.2.5, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the present value of all rent payable under the Lease beyond the date of such demand over the then present value of the then Fair Rental Value for the Property, at the date of such demand for what would be the unexpired term of the Lease, which present value shall in each case be determined by the application of a discount factor of seven percent (7%) per annum; however, this amount shall not be less than any "make whole provision" in favor of Lender in connection with the indebtedness encumbered by this Property. If any law shall limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

                10.2.7 Notwithstanding anything to the contrary stated herein, if an Event of Default shall have happened and be continuing, whether or not Tenant shall have abandoned the Property. Landlord may elect to continue this Lease in effect for so long as Landlord does not terminate Tenant's right to possession of the Property and Landlord may enforce all of its rights and remedies hereunder including, without limitation, the right to recover all Basic Rent, Additional Rent and other sums payable hereunder as the same become due.

           10.3 ADDITIONAL RIGHTS OF LANDLORD. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any-other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as waiver or a relinquishment thereof for the future. A receipt by Landlord of any Basic Rent, any Additional Rent or any other sum payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

           10.4 WAIVERS BY TENANT. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right or privilege which it or any of them may have under any present or future construction, statute or rule of law to redeem the Property or to have a continuance of this Lease for the term hereby demised after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease or after the termination of the term of this Lease as herein provided, and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt or for distress for rent.

           10.5 ATTORNEYS' FEES. In the event an action shall be brought for the enforcement of any right hereunder and in connection with, but always subject to, the indemnification provided in Section 6.10 hereof, Tenant shall be liable for all the expenses incurred in connection therewith including attorneys' fees (including an allocable portion of in-house attorneys' fees), provided that should Tenant prevail in an action for violation of quiet enjoyment under this Lease, then and only in such event shall the losing party be liable for expenses incurred in connection therewith including attorneys' fees.

           10.6 MITIGATION. Landlord shall have the obligation to mitigate any damages it might otherwise recover hereunder.

ARTICLE 11. MISCELLANEOUS

           11.1 NOTICES. Demands and Other Instruments. All notices, demands, requests, consents, approvals and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given if (a) with respect to Tenant, sent by certified mail with a return receipt requested, postage prepaid, or sent by facsimile, nationally recognized overnight express carrier or delivered by hand, in each case addressed to Tenant at its notice address first above set forth, and (b) with respect to Landlord, sent by registered or certified mail with a return receipt request, postage prepaid, or sent by facsimile, nationally recognized overnight express courier or delivered by hand in each case, addressed to Landlord at the address first above set forth along with a copy to Lender. Landlord and Tenant shall each have the right from time to time to specify as its address for purposes of this Lease, any other address in the United States of America upon giving fifteen (15) days written notice thereof, similarly given, to the other party.

           11.2 ESTOPPEL CERTIFICATES AND CONSENTS.

                11.2.1 Within 10 days of Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT B, subject to modifications to reflect the current status of this Lease and subject to changes requested by a prospective purchaser or lender. Any such certificate may be relied upon by any mortgagee, prospective purchaser, or prospective mortgagee of the Property. Tenant shall execute and deliver whatever other instruments may be required for such purposes.

                11.2.2 From time to time during the term of this Lease, Landlord expects to secure financing of its interest in the Property by assigning Landlord's interest in this Lease and the sums payable hereunder. In the event of any such assignment to Lender, Tenant will, upon not less than ten (10) days prior request by Landlord, execute, acknowledge and deliver to Landlord a consent clearly indicating (i) that Tenant is to make Basic Rent payments or portions thereof directly to Lender if required by Lender and (ii) consent to such assignment addressed to such Lender in a form satisfactory to Lender; and Tenant will produce, at Tenant's expense, such certificates, opinions of counsel and other documents as may be reasonably requested-by Lender. Tenant acknowledges that, by execution hereof, it has agreed to make payments of Basic Rent or portions thereof directly to Lender, without further notice or direction, if required by Lender.

           11.3 NO MERGER. There shall be no merger of this Lease or the leasehold estate hereby created with the fee estate in the Property or any part thereof by reason of the same person acquiring or holding, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Property or any portion thereof.

           11.4 SURRENDER. Upon the termination of this Lease, Tenant shall peaceably surrender the Property to Landlord in the same condition in which they were received from Landlord at the commencement of this Lease, except as altered as permitted or required by this Lease and except for ordinary wear and tear. Tenant shall remove from the Property prior to such termination all its property that is capable of removal without causing damage to the Property, and, at Tenant's expense, shall at such times of removal, repair any damage caused by such removal. Property not so removed shall become the property of Landlord. Landlord may thereafter cause such property to be removed and disposition and the cost of repairing any damage caused by such removal shall be borne by Tenant. Notwithstanding anything to the contrary contained herein, upon termination of this Lease pursuant to a default by Tenant, the heating, ventilation and air conditioning systems shall remain on the Property and shall become the property of Landlord. Any holding over by Tenant of the Property after the expiration or earlier termination of the term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as a tenancy from month to month only, at one hundred fifty percent (150%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred fifty percent (150%) thereof, to exercise all rights and remedies provided by law or in equity. If Tenant fails to surrender the Property upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnity and hold harmless Landlord from all loss, costs, attorneys' fees, damages and liabilities resulting from such failure, including, without limitation, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

           11.5 SEPARABILITY. Each and every covenant and agreement contained in this Lease is separate and independent, and the breach of any thereof by Landlord shall not discharge or relieve Tenant from any obligation hereunder. If any term or provision of this Lease or the application thereof to any person or circumstances or at any time to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances or at any time other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

           11.6 SAVINGS CLAUSE. No provision contained in this Lease which purports to obligate Tenant to pay any amount of interest or any fees, costs or expenses which are in excess of the maximum permitted by applicable law, shall be effective to the extent that it calls for payment of any interest or other sums in excess of such maximum.

           11.7 BINDING EFFECT. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and inure to the benefit of the respective successors and assigns of Landlord and Tenant to the same extent as if each successor and assign were in each case named.

           11.8 TABLE OF CONTENTS AND HEADINGS. The table of contents and headings used in this Lease are for convenience of reference only and shall not to any extent have the effect of modifying, amending or changing the provisions of this Lease.

           11.9 GOVERNING LAW/INTERPRETATION. This Lease shall be governed by and interpreted under the laws of the State in which the Property is located. Should any provision of this Lease require judicial interpretation, Landlord and Tenant agree that the court interpreting or construing this Lease shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of Landlord and Tenant have participated in the preparation of this Lease.

           11.10 CERTAIN DEFINITIONS. In addition to the other terms defined in this Lease, the following terms have the following meanings:

                11.10.1 The term "Complete Taking" shall mean the occurrence of any actual or threatened condemnation or oilier eminent domain proceeding pursuant to any general or special law, or any agreement with an authority having the power of eminent domain, which results in the taking or conveyance of
(i) the entire Property or (ii) such a significant portion-of-the Property that, in the good faith judgment of Tenant or Landlord, it is either (A) uneconomic to rebuild or restore the remaining portion of the Property for the continued operation of the Property, or (B) otherwise commercially impracticable to conduct its business at the Property.

                11.10.2 The term "Default Rate" means the lesser of (i) the maximum rate permitted by applicable law, or (ii) three percentage points over the rate being charged to Landlord by Lender.

                11.10.3 The term "Escrow Agreement" means the escrow agreement dated contemporaneously with the date of this Lease, providing for the payment of Basic Rent to the escrow agent for disbursement by the escrow agent attached as Exhibit F.

                11.10.4 The term "Fair Market Value" means the amount equal to the then prevailing market price for the Property: (i) under a lease with the same economic terms as this Lease for a lease term of ten (10) years and with a tenant of the same credit quality as Tenant, (ii) without taking into account any portion of the Leased Property subject to a Complete or Partial Taking,
(iii) taking into account comparable property and improvements in comparable locations in the city in which the Property is located, and (iv)without taking into account in such determination any additional improvements constructed at the Property pursuant to Section 5.3, other than in substitution of improvements existing on the date hereof (the "Sales Price Market Rate"). The term "Fair Rental Value" means the amount equal to the then prevailing monthly rental price or rate for the Leased Property for a term of five (5) years: (i) taking into account the term of this Lease, and recognizing that there will be no leasing commissions or tenant-allowances, (ii) without taking into account any portion of the Leased Property subject to a Complete or Partial Taking, (iii) taking into account comparable property and improvements in comparable locations in the city in which the Leased Property is located (the "Rental Market Rate" and together with the Sale Price Market Rate, the "Market Rate").

           Landlord and Tenant each shall select one qualified (MAI) appraiser and inform the other as to its selection within five (5) business days after the date of the event requiring the Market Rate determination hereunder (the "Designation Date"). The two (2) appraisers so designated shall endeavor to reach agreement upon the appropriate Market Rate; provided if the two (2) appraisers are unable to reach agreement within ten (10) days after the Designation Date, (i) if the two (2) appraisals differ from each other by ten percent (10.0 %) or less of the higher appraisal, the average of the two (2) appraisals shall be deemed the Market Rate, and (ii) if the two (2) appraisals differ from each other by more than ten percent (10.0 %) of the higher appraisal, within five (5) days of the appraisers' inability to reach agreement, the two appraisers shall jointly appoint a third qualified appraiser who shall make the final determination of Market Rate. Such determination by the third appraiser shall be either of the values determined reached by the first two (2) appraisers or a value which is in between the two (2) values determined by such two appraisers. Such third appraiser shall be instructed to complete the required appraisal report within-twenty (20) days. The parties shall promptly supply all information necessary to allow the appraiser(s) to perform their respective appraisals. The Market Rate determined by the appraiser(s) in accordance with this Agreement. Fair Market Value or Fair Rental Value, as the case may be, shall be final and binding upon all parties, free of challenge or review in any court. In order to be "qualified," each of said appraisers shall have at least three (3) years of experience appraising leasehold and fee interests with respect to commercial property in the city in which the Leased Property is located. Landlord and Tenant shall each bear the cost of its appraiser and one-half (1/2) of the cost of the third appraiser. Said three appraisers shall determine the Market Rate in accordance with the parameters set forth herein.

                11.10.5 The term "Imposition" means:

                        (a) All real estate taxes imposed by governmental authorities of any kind;

                        (b) All other taxes and any payments in lieu thereof, assessments (including assessments for benefits from public works or improvements, whether or not begun or completed prior to the commencement of the term of this Lease and whether or not to be completed within said term), levies, fees, water and sewer rents and charges, and all other governmental charges of every kind, general and special, ordinary and extraordinary, whether or not the same shall have been within the express contemplation of the parties hereto, together with any interest and penalties thereon, which are, at any time, imposed or levied upon or assessed against (A) the Property or any part thereof;
(B) any Basic Rent, any Additional Rent reserved or payable hereunder, and/or
(C) this Lease or the leasehold estate created hereby or which arise in respect of the operation, possession, occupancy or use of the Property.

                        (c) Any gross receipts or similar taxes imposed or levied upon, assessed against or measured by the Basic Rent, Additional Rent or any other sums payable by Tenant hereunder or levied upon or assessed against the Property;

                        (d) All sales and use taxes which may be levied or assessed against or payable by Landlord and Tenant on account of the acquisition, leasing or use of the Property or any portion thereof including but not limited to any taxes levied on the rent at payable hereunder, but excluding any taxes assessed on the net income of Landlord; and

                        (e) All charges for water, gas, light, heat, telephone, electricity, power and other utilities and communications services rendered or used on or about the Property.

                11.10.6 The term "Landlord" means the owner, for the time being, of the rights of the lessor under this Lease, and its successors and assigns, and upon any assignment or transfer of such rights, except an assignment or transfer made as security for an obligation, the assignor or transferor shall be relieved of all future duties and obligations under this Lease, subject to the consent of Lender, and the assignee or the transferee shall expressly agree in writing to be bound by and to assume all the covenants of Landlord hereunder.

                11.10.7 The term "Lease" means this Standard Lease Agreement as amended and modified from time to time together with any memorandum or short form of lease entered into for the purpose of recording.

                11.10.8 The term "Leased Property" means the Land and the Improvements.

                11.10.9 The term "Lender" means Pacific Crest Bank and its assigns and any other subsequent holder of the Mortgage.

                11.10.10 The term "Mortgage" means the first lien mortgage encumbering the Property held by the Lender or any subsequent Lender.

                11.10.11 The term "Net Award" shall mean all amounts paid as a result of any condemnation or other eminent domain proceeding and all amounts paid pursuant to any agreement with any condemning authority (which agreement shall be deemed to be a taking) which has been made in settlement of or under threat of any condemnation or other eminent domain proceeding affecting the Property, less all expenses incurred as a result thereof not otherwise paid by Tenant.

                 11.10.12 The term "Note" means the Monthly Fixed Rate Promissory Note in the principal amount of $379, 178.15 made by BEG Holdings 2000, LLC, payable to Tenant, dated contemporaneously with the date of this Lease.

                 11.10.13 The term "Partial Taking" shall mean the occurrence of any taking of a portion of the Property by condemnation or other eminent domain proceedings, or any agreement with an authority having the power of eminent domain, which does not result in a Complete Taking.

                 11.10.14 The term "Permitted Encumbrance" means the Mortgage, the Assignment and any other security instrument relating to the Property and this Lease, subject to the tights of Tenant under this Lease, and securing the borrowing by Landlord from Lender.

                 11.10.15 The term "Purchase Offer" shall mean a purchase offer as described in Article 7 with a Purchase Price (as defined in Section 7.2).

                 11.10.16 The term "Purchase Price" as used in Article 7 shall have the meaning set forth in Section 7.2.

                 11.10.17 The term "Tenant's Certificate" means a written certificate signed by the Chairman of the Board, the President or any Vice President of Tenant.

                 11.10.18 The term "Termination Date" means the date on which this Lease terminates in accordance with its terms, and shall be any business day and not a Saturday, Sunday or legal holiday.

           11.11 EXHIBITS. The following are exhibits referred to in this Lease, all of which are incorporated by reference and made a part of this Lease:

                     Exhibit A:    Legal Description
                     Exhibit B:    Tenant Estoppel Certificate
                     Exhibit C:    Subordination, Non-Disturbance & Attornment
                                   Agreement
                     Exhibit D:    Memorandum of Lease
                     Exhibit E:    Guaranty
                     Exhibit F:    Escrow Agreement

           11.12 INTEGRATION. This Lease, the exhibits hereto and the memorandum, if any, hereof, constitute the entire agreement between the parties hereto with regard to the subject matter hereof, and supersede any prior understandings, agreements or negotiations. This Lease may not be amended or modified except by a writing executed by Tenant and Landlord.

           11.13 LEASE MEMORANDUM. On or before the Commencement Date, or at any time upon ten (10) business days written notice, Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of Lease, in the form of EXHIBIT D, to be recorded in the appropriate land records of the jurisdiction in which the Property is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

           11.14 SUBORDINATION TO FINANCING.

                 11.14.1 Subject to Landlord providing a Subordination, Non-Disturbance and Attornment Agreement as required pursuant to Section 11.14.5 with respect to each Mortgage, Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.

                 11.14.2 Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, and except as provided in the Subordination, Non-Disturbance and Attornment Agreement, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Primary Term of this Lease and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be necessary or advisable in such proceeding.

                 11.14.3 Notwithstanding the provisions of Section 11.14.1, the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect.

                 11.14.4 At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Property, or of a Lender who has granted non-disturbance to Tenant pursuant to Section 11.14.1 above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Section 11.14.4 shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

                 11.14.5 Each of Tenant and Landlord agree to execute and deliver (and Landlord agrees to cause each Lender to execute and deliver), from time to time, a Subordination, Non-Disturbance & Attornment Agreement in the form of EXHIBIT C or in such other commercially reasonable similar form as requested by Lender.

                 11.14.6 In the event that the Escrow Agreement is terminated at any time that the Note is outstanding, Landlord and Tenant will enter into a new escrow agreement with a mutually acceptable escrow agent on substantially identical terms to the Escrow Agreement.

           11.15 COUNTERPARTS. This Lease maybe executed in multiple counterparts, each of which shall constitute an original part and all of which together shall constitute one instrument.

           11.16 RIGHT OF FIRST REFUSAL. In the event that Landlord receives an offer to purchase the Leased Property which is acceptable to Landlord, Landlord shall provide written notice ("Offer Notice") to Tenant of each of the material terms of such offer. Tenant shall have a period of thirty (30) days from receipt of the Offer Notice to respond to Landlord in writing if it agrees to purchase the Leased Property pursuant to the same terms set forth in the Offer Notice, other than any due diligence period or termination right of the proposed purchaser, which Tenant shall not be entitled to exercise. If Tenant exercises its right of first refusal to acquire the Leased Property, the closing of the sale shall be on or before 45 days after delivery of the Offer Notice. If Tenant declines to accept the Offer Notice or fails to notify Seller in writing that it agrees to purchase the Property, Landlord may thereafter sell the Leased

Property in accordance with the terms set forth in the Offer Notice at any time within the period 180-days following delivery of the Offer Notice with this Lease remaining in full force and effect.

           11.17 TIME OF THE ESSENCE. Time is of the essence on the performance of every obligation under this Lease. If the last day for the performance of any such act is a Saturday, Sunday or legal holiday, then the time for performance shall be extended until the next day which is not a Saturday, Sunday or legal holiday.

           11.18 MORTGAGE PROVISIONS. To the extent that any representations, warranties or covenants made by Landlord to Lender with respect to Section 5.3 hereof are more restrictive or impose greater obligations than are contained in the Lease, Landlord and Tenant will negotiate by good faith to conform the provisions of this Lease to the provisions contained in the Mortgage documents.

           IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

LANDLORD:                                 TENANT:

SINV II, LLC                              SOURCE-HUCK STORE FIXTURE COMPANY
a Delaware limited liability company      a Delaware corporation

By:  /s/ C. Frederick Wehba, II           By:  /s/ S. Leslie Flegel
   ---------------------------------         -----------------------------------
Name:  C. Frederick Wehba, II             Printed Name:  S. Leslie Flegel
                                                       -------------------------
Position:  Manager                        Position:  Chairman and CEO
                                                   -----------------------------